Exhibit 10(h)



                             A G R E E M E N T



                                  between



                          THE TURNER CORPORATION



                                    and







                         DATED AS OF JULY 1, 1993



     AGREEMENT between THE TURNER CORPORATION (the "Company") and
(the "Executive"), dated as of July 1, 1993


                            W I T N E S S E T H
     WHEREAS, the Executive is a principal officer of the Company, and the

Company wishes to assure itself of continuity of management in the event of any actual or threatened change in control of the company;

     NOW THEREFORE, it is hereby agreed as follows:

     1.    Operation of Agreement

     1.01  This Agreement shall be effective immediately but shall be operative only upon the occurrence of a Change in Control, as defined in paragraph 1.02, prior to June 30, 1996 and while the Executive is in the employ of the Company.

     1.02  A "Change of Control" shall be deemed to have occurred if


              (i) the Company shall cease to be a publicly owned corporation having at least 500 stockholders, or

              (ii) more than 30% of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person
     (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934), or

              (iii) the Board of Directors of the Company determines that a tender offer statement filed by any person (as so defined) with the Securities and Exchange Commission indicates an intention on the part of such person to acquire control of the Company, or

              (iv) during any period of 24 consecutive months commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of the Company cease for any reason to constitute a majority of its Board of Directors.

     2.    Employment
     2.01  The Company shall employ the Executive, and the Executive shall serve the Company, from the date of a Change of Control until (i) the second anniversary of such Change of Control or (ii) the Executive's 65th birthday, whichever shall first occur (the "Period of Employment").

     2.02  During the Period of Employment the Executive shall serve in the position in which he served, and have the duties which he performed,

immediately prior to the Change of Control.

     2.03  The Executive shall not be required to locate his office more than 100 miles distant from his office immediately prior to the Change of

Control, or to be absent therefrom more than 100 working days in any year.


     3.   Compensation
     3.01  For all services rendered during the Period of Employment, the

Executive shall receive:


              (i) a salary, payable monthly, at the annual rate of salary of the Executive paid immediately prior to a Change of Control, which such increases as shall be awarded in accordance with the Company's regular administrative practices in effect immediately prior to the Change in Control, and

              (ii)    an annual award under the Company's Executive
Incentive
     Compensation Plan in accordance with the Company's regular administrative practices in effect immediately prior to the Change of Control.
     3.02  Upon a Change in Control, any stock options and stock appreciation rights held by the Executive shall become exercisable immediately.

     3.03  During the Period of Employment the Executive shall be entitled to (i) perquisites, (ii) vacation rights, (iii) benefits (and service credit for benefits) under employee benefit and retirement plans, or (iv)

indemnification by the Company or any of its affiliates and (v)

reimbursement of reasonable expenses incurred by him in the course of his duties, in each case on a basis at least as favorable to the Executive as that applicable immediately prior to the Change in Control.

     4.    Termination

     4.01  In the event of a Termination, as defined in paragraph 4.03, the

Company shall pay to the Executive within 20 days, in lieu of all damages to which he might otherwise be entitled under this Agreement.

     (a)  A lump sum, equal to the total of the salary that would have been paid pursuant to paragraph 3.01 (i) for a period of 2.99 years from the date of Termination (but in no event beyond the Executive's 65th birthday)

if such Termination had not occurred, without discount to present value and without regard to any increase in salary which would otherwise have been paid, plus the average over the preceding three years of any bonus or award paid under the  Company's Executive Incentive Compensation Plan.

     (b)  A lump sum, in full substitution for any rights under all outstanding awards and elections to Defer under the Executive Incentive

Compensation Plan held by the Executive at the time of such Termination.

     4.02  In the event of Termination, the Executive shall continue to be entitled to all employee welfare benefits (including death benefits,

disability benefits, and medical and dental benefits) and indemnification rights, as if the Executive had continued to be employed by the Company under this Agreement for a period of 2.99 years from the date of

Termination (but in no event beyond the Executive's 65th birthday).

     4.03   "Termination" shall mean:

                     (a)  Termination by the Company of the Executive's

employment for any reason other than "Total Disability," as defined in the

Turner Staff Handbook as amended to June 1987, or "Cause," defined as the

Executive's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude or intended to result in gain to or personal enrichment of the Executive at the Company's expense; or

              (b)  Termination by the Executive of his employment upon the occurrence of any of the following events:


              (i) Failure to reelect the Executive to, or removal of the
                       Executive from, any office, directorship or other position held by him immediately prior to a Change of Control;

                   (ii) A significant adverse change in the Executive's compensation or any other breach of this Agreement by the Company, which in either event is not remedied within 30 days after delivery to the Board of Directors of written notice from the Executive;

              (iii) The liquidation or dissolution of the Company or the transfer of a majority of its assets to a transferee who is not bound by this
               Agreement pursuant to paragraph 5.04;
provided that the Executive shall elect to terminate his employment by written notice to the Board of Directors, given within one month after the occurrence of the event or the expiration of any applicable cure period.

An election by the Executive to terminate his employment under this sub-

paragraph shall be deemed a voluntary termination by the Executive for any purpose.

     5.     General Provisions

     5.01  This Agreement shall not limit the right of the Company or the

Executive to terminate his employment prior to a Change of Control.

     5.02  In the event that the Executive brings suit to enforce any payment obligations of the Company to Section 4 of this Agreement and judgment therein is entered against the Company, the Executive shall be entitled to recover from the Company (a) all legal expenses incurred by the

Executive in connection with the suit and (b) an amount equal to twice the amount which the Company would otherwise have been required to pay to the

Executive pursuant to such Section 4.

     5.03  If any provision of this Agreement shall be determined to be invalid, the remaining provisions shall remain in full force to the fullest extent permitted by law.

     5.04  This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company including any corporation acquiring (by way of merger, consolidation or otherwise) all or substantially all of the assets of this Company (and such successor shall thereafter be deemed "the Company" for the purposes of this Agreement), but shall not otherwise be assignable by the Company.

     5.05  This Agreement shall be governed by the laws of the State of New

York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                   THE TURNER CORPORATION



                                   By:______________________

                                            Chairman of the Board


                                   By:______________________